UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2004

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-2013874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12061 Bluemont Way, Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 810-3000

Item 8.01       Other Events

     On December 29, 2004, SLM Corporation (the “Company”) completed a seven year privatization process by defeasing the remaining debt obligations of its wholly-owned government-sponsored enterprise subsidiary, the Student Loan Marketing Association (“SLMA”), through the creation of a fully collateralized trust, consisting of cash or financial instruments backed by the full faith and credit of the U.S. government with cash flows that match the interest and principal obligations of the defeased debt, and by terminating SLMA’s federal charter. The Company issued a press release announcing the matter, which is attached as an exhibit to this current report.

Item 9.01       Financial Statements, Pro Forma Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired:

Not Applicable.

(b)	Pro Forma Financial Information:

Not Applicable.

(c)	Exhibits: Press Release, dated December 29, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

	By:	/s/ JOHN F. REMONDI
	Name:	John F. Remondi
Dated: December 29, 2004	Title:	Executive Vice President, Finance

INDEX TO EXHIBITS

		Sequentially
Exhibit		Numbered
Number	Exhibit	Page

99.1	Press Release, dated December 29, 2004	4